Exhibit 3.41

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “EFUNDS IT SOLUTIONS GROUP, INC. “ AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTIETH DAY OF MARCH, A.D. 1997, AT 11:30 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “DELUXE-HCL, INC.” TO “HCL-DELUXE, INC.”, FILED THE NINTH DAY OF OCTOBER, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “HCL-DELUXE, INC.” TO “IDLX TECHNOLOGY PARTNERS, INC.”, FILED THE NINTH DAY OF JULY, A.D. 1999, AT 4 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “IDLX TECHNOLOGY PARTNERS, INC.” TO “EFUNDS IT SOLUTIONS GROUP, INC.”, FILED THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2000, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF DISSOLUTION, FILED THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 2009, AT 10:08 O’CLOCK A.M.

CERTIFICATE OF CORRECTION, FILED THE SEVENTEENTH DAY OF

	/s/ Jeffrey W. Bullock
2730951 8100H	Jeffrey W. Bullock, Secretary of State
100668476	AUTHENTICATION:	8063665
you may verify this certificate online at corp.delaware.gov/authver.shtml	DATE:	06-18-10

Delaware	PAGE 2
The First State

AUGUST, A.D. 2009, AT 2:16 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "EFUNDS IT SOLUTIONS GROUP, INC.".

	SECRETARY’S OFFICE DELAWARE [SEAL]	/s/ Jeffrey W. Bullock
2730951 8100H		Jeffrey W. Bullock, Secretary of State
100668476		AUTHENTICATION:	8063665
you may verify this certificate online at corp.delaware.gov/authver.shtml		DATE:	06-18-10

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 03/20/1997
971091121 – 2730951

CERTIFICATE OF INCORPORATION

OF

DELUXE-HCL, INC

To form a corporation pursuant to the Delaware General Corporation Law, the undersigned hereby certifies as follows:

ARTICLE 1.

The name of this corporation is Deluxe-HCL, Inc.

ARTICLE 2.

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE 3.

The registered office of this corporation in Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware and the name of its registered agent is The Corporation Trust Company.

ARTICLE 4.

The total number of shares of stock which this corporation is authorized to issue to 3,000 shares, par value $.01 per share, all of which shares are designated as Common Stock.

ARTICLE 5.

In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, amend, alter, change, add to or repeal bylaws of this corporation, without any action on the part of the stockholders. The bylaws made by the directors may be amended, altered, changed, added to or repealed by the stockholders. Any specific provision in the bylaws regarding amendment thereof shall be controlling.

ARTICLE 6.

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this article shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. This article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this article.

If the Delaware General Corporation Law is hereafter amended to authorize any further limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

Any repeal or modification of the foregoing provisions of this article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE 7.

The name and mailing address of the incorporator is: Karla Stoeckman, 220 South Sixth Street, Minneapolis, Minnesota 55402.

Dated: March 20, 1997	/s/ Karla Stoeckman
Karla Stoeckman, Incorporator

2

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Deluxe-HCL, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: In accordance with the authority contained in Section 3.12 of the Company’s Bylaws, and in lieu of holding a directors’ meeting to consider the same, the undersigned hereby consent in writing and adopt and approve the following corporate resolutions setting forth a proposed amendment of the Certificate of Incorporation of said Company, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article I of the Certificate of Incorporation of this Company be deleted in its entirety and replaced with:

The name of this corporation is HCL-Deluxe, Inc.

SECOND: That thereafter, pursuant to written action of its Board of Directors, a special written action of the stockholders of said corporation was prepared and executed in accordance with Section 222 of the General Corporation Law of the State of Delaware representing the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Deluxe-HCL, Inc. has caused this certificate to be signed by William D. Miller, an Authorized Officer, this 14th day of September, 1998.

By:	/s/ William D. Miller
Authorized Officer
Title:	President
Name:	William D. Miller

ResolutionNameAmdt091098

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/09/1998
981394645 – 2730951

Joint

Written Action of Board of Directors and

Sole Shareholder of

Deluxe-HCL, Inc.

The Undersigned, being all of the directors and the sole stockholder of Deluxe-HCL, Inc., a company organized under the laws of the State of Delaware, U.S.A. (the “Company”), in accordance with the authority contained in Section 3.12 of the Company’s Bylaws, in lieu of holding a directors’ meeting to consider the same, hereby consent in writing and adopt and approve the following corporate resolutions as of the 14th day of September, 1998 and instruct the Secretary to file this written action with the minutes of the Company:

RESOLVED that Article I of the Company’s Certificate of Incorporation be deleted in its entirety and replaced with:

“The name of this corporation is HCL-Deluxe, Inc.”

SECOND: That thereafter, pursuant to written action of its Board of Directors, a special written action of the stockholders of said corporation was prepared and executed in accordance with Section 222 of the General Corporation Law of the State of Delaware representing the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand as of the date first written above.

DIRECTORS:

Subroto Bhattacharya

/s/ Thomas W. Van Himbergen
Thomas W. Van Himbergen

SHAREHOLDER:

ResolutionNameSignAuth091098

Joint

Written Action of Board of Directors and

Sole Shareholder of

Deluxe-HCL, Inc.

The Undersigned, being all of the directors and the sole stockholder of Deluxe-HCL, Inc., a company organized under the laws of the State of Delaware, U.S.A. (the “Company”), in accordance with the authority contained in Section 3.12 of the Company’s Bylaws, in lieu of holding a directors’ meeting to consider the same, hereby consent in writing and adopt and approve the following corporate resolutions as of the 14th day of September, 1998 and instruct the Secretary to file this written action with the minutes of the Company:

RESOLVED that Article 1 of the Company’s Certificate of Incorporation be deleted in its entirety and replaced with:

“The name of this corporation is HCL-Deluxe, Inc.”

SECOND: That thereafter, pursuant to written action of its Board of Directors, a special written action of the stockholders of said corporation was prepared and executed in accordance with Section 222 of the General Corporation Law of the State of Delaware representing the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand as of the date first written above.

DIRECTORS:

/s/ Subroto Bhattacharya
Subroto Bhattacharya

Thomas W. Van Himbergen

SHAREHOLDER:

[Illegible]

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 07/09/1999
991282240 – 2730951

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

HCL-Deluxe, Inc., a corporation organized and existing under and by virtue of the General Corporation Law and the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: In accordance with the authority contained in Section 3.12 of the Company’s Bylaws, and in lieu of holding a meeting to consider the same, the sole director of the Company consented in writing to the adoption and approval of the following corporate resolutions setting forth an amendment to the Certificate of Incorporation of the Company:

RESOLVED, that Article I of the Certificate of Incorporation of the Company be deleted in its entirety and replaced with:

The name of this corporation is iDLX Technology Partners, Inc.

SECOND: That thereafter, pursuant to a written action of its sole stockholder executed pursuant to Section 228 of the General Corporation Law of the State of Delaware, the number of shares required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Company shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said HCL-Deluxe, Inc. has caused this certificate to be signed by William D. Miller, an Authorized Officer, this 30th day of June, 1999.

By:	/s/ William D. Miller
Authorized Officer
Title:	President
Name:	William D. Miller

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 04/28/2000 001219483 – 2730951

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

iDLX Technology Partners, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, pursuant to a joint written action, dated April 24, 2000, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that Article 1 of the Company’s Certificate of Incorporation be deleted in its entirety and replaced with:

“The name of this corporation is eFunds IT Solutions Group, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder of the corporation has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said iDLX Technology Partners, Inc. has caused this certificate to be signed by Steven F. Coleman, its Senior Vice President, General Counsel and Secretary, this 28th day of April, 2000.

/s/ Steven F. Coleman
Steven F. Coleman
Senior Vice President,
General Counsel and Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:08 AM 02/25/2009
FILED 10:08 AM 02/25/2009
SRV 090191705 – 2730951 FILE

STATE OF DELAWARE

SHORT FORM CERTIFICATE OF

DISSOLUTION

(Pursuant to Section 275 and 391(a)(5)(b))

1.	The name of the Corporation is eFunds IT Solutions Group, Inc.

2.	The Corporation has no assets and has ceased transacting business.

3.	The Corporation, for each year since its incorporation in this State, has been required to pay only the minimum franchise tax then prescribed by Section 503 of the General Corporation Law of the State of Delaware.

4.	The Corporation has paid all franchise taxes and fees due to or assessable by this State through the end of the year in which the certificate of dissolution is filed.

5.	The dissolution was authorized by unanimous consent of the stockholders of the Corporation on February 18, 2009.

6.	The names and addresses of the directors and officers of the Corporation are as follows:

Name	Title	Address
Cook, Ronald D.	Director	601 Riverside Avenue Jacksonville, FL 32204

Norcross, Gary A.	Director	601 Riverside Avenue Jacksonville, FL 32204

Scanlon, George P.	Director	601 Riverside Avenue Jacksonville, FL 32204

Burgess, Debra H	Assistant Secretary	601 Riverside Avenue Jacksonville, FL 32204

Kennedy, Lee A.	Chief Executive Officer	601 Riverside Avenue Jacksonville, FL 32204

Bickett, Brent	Executive Vice President	601 Riverside Avenue Jacksonville, FL 32204

Gravelle, Michael L.	Executive Vice President	601 Riverside Avenue Jacksonville, FL 32204

Sanchez, Francis R.	Executive Vice President	601 Riverside Avenue Jacksonville, FL 32204

Scanlon, George P.	Executive Vice President and Chief Administrative Officer	601 Riverside Avenue Jacksonville, FL 32204

Cook, Ronald D.	Executive Vice President and General Counsel	601 Riverside Avenue Jacksonville, FL 32204

Norcross, Gary A.	President	601 Riverside Avenue Jacksonville, FL 32204

Cox, Richard Lynn	Senior Vice President and Tax Officer	601 Riverside Avenue Jacksonville, FL 32204

Sax, Michael E.	Senior Vice President and Treasurer	601 Riverside Avenue Jacksonville, FL 32204

Couterier, Jason L.	Vice President and Assistant Treasurer	601 Riverside Avenue Jacksonville, FL 32204

Keller, Chip	Senior Vice President and Secretary	601 Riverside Avenue Jacksonville, FL 32204

7.	The signatory hereto acknowledges the above statements to be true.

Dated this 18th day of February, 2009.

EFUNDS IT SOLUTIONS GROUP, INC.

/s/ Charles H. Keller
Charles H. Keller
Senior Vice President and Secretary

2

State of Delaware Secretary of State Division of Corporations Delivered 02:16 PM 08/17/2009 FILED 02:16 PM 08/17/2009 SRV 090783984 – 2730951 FILE

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

eFunds IT Solutions Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.	The name of the corporation is eFunds IT Solutions Group, Inc.

2.	That a Certificate of Dissolution

(Title of Certificate Being Corrected)

was filed by the Secretary of State of Delaware on February 25, 2009 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate is: (must be specific)

The document was submitted prematurely as there are active matters associated with the company.

4.	the Certificate is corrected to read as follows:

The “Short Form Certificate of Dissolution” is hereby rendered null and void.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 7th day of August, A.D. 2009.

By:	/s/ Charles H. Keller
Authorized Officer
Name:	Charles H. Keller
Print or Type
Title:	SVP and Secretary

EFUNDS IT SOLUTIONS GROUP, INC.

A Delaware corporation

WRITTEN CONSENT

OF THE SOLE STOCKHOLDER

August 7, 2009

The undersigned, being the sole Stockholder (the “Stockholder”) of all the issued and outstanding stock of EFUNDS IT SOLUTIONS GROUP, INC., a Delaware corporation (the “Company”), acting pursuant to the provisions of Delaware Corporation Law, does hereby consent to the adoption of the following resolution and declare it to be in full force and effect as if it were adopted at a regularly scheduled meeting of the Stockholder:

Revoke Dissolution of the Company

WHEREAS, the Board of Directors of the Company desire to revoke the dissolution of the Company that was filed on February 25, 2009, and have asked the sole stockholder to allow that the dissolution of the Company be revoked;

THEREFORE, BE IT RESOLVED, that the dissolution of the Company be revoked; and

BE IT FURTHER RESOLVED, that the officers and directors of the Company are authorized to file any necessary documents and undertake other actions to revoke the dissolution effective immediately.

IN WITNESS WHEREOF, the undersigned Sole Stockholder has executed this Written Consent as of the 7th day of August, 2009.

eFunds Global Holdings Corporation

By:	/s/ Charles H. Keller
Charles H. Keller
Vice President and Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:08 AM 02/25/2009
FILED 10:08 AM 02/25/2009
SRV 090191705 – 2730951 FILE

STATE OF DELAWARE

SHORT FORM CERTIFICATE OF

DISSOLUTION

(Pursuant to Section 275 and 391(a)(5)(b))

1.	The name of the Corporation is eFunds IT Solutions Group, Inc.

2.	The Corporation has no assets and has ceased transacting business.

3.	The Corporation, for each year since its incorporation in this State, has been required to pay only the minimum franchise tax then prescribed by Section 503 of the General Corporation Law of the State of Delaware.

4.	The Corporation has paid all franchise taxes and fees due to or assessable by this State through the end of the year in which the certificate of dissolution is filed.

5.	The dissolution was authorized by unanimous consent of the stockholders of the Corporation on February 18, 2009.

6.	The names and addresses of the directors and officers of the Corporation are as follows:

Name	Title	Address
Cook, Ronald D.	Director	601 Riverside Avenue Jacksonville, FL 32204

Norcross, Gary A.	Director	601 Riverside Avenue Jacksonville, FL 32204

Scanlon, George P.	Director	601 Riverside Avenue Jacksonville, FL 32204

Burgess, Debra H	Assistant Secretary	601 Riverside Avenue Jacksonville, FL 32204

Kennedy, Lee A.	Chief Executive Officer	601 Riverside Avenue Jacksonville, FL 32204

Bickett, Brent	Executive Vice President	601 Riverside Avenue Jacksonville, FL 32204

Gravelle, Michael L.	Executive Vice President	601 Riverside Avenue Jacksonville, FL 32204

Sanchez, Francis R.	Executive Vice President	601 Riverside Avenue Jacksonville, FL 32204

Scanlon, George P.	Executive Vice President and Chief Administrative Officer	601 Riverside Avenue Jacksonville, FL 32204

Cook, Ronald D.	Executive Vice President and General Counsel	601 Riverside Avenue Jacksonville, FL 32204

Norcross, Gary A.	President	601 Riverside Avenue Jacksonville, FL 32204

Cox, Richard Lynn	Senior Vice President and Tax Officer	601 Riverside Avenue Jacksonville, FL 32204

Sax, Michael E.	Senior Vice President and Treasurer	601 Riverside Avenue Jacksonville, FL 32204

Couterier, Jason L.	Vice President and Assistant Treasurer	601 Riverside Avenue Jacksonville, FL 32204

Keller, Chip	Senior Vice President and Secretary	601 Riverside Avenue Jacksonville, FL 32204

7.	The signatory hereto acknowledges the above statements to be true.

Dated this 18th day of February, 2009.

EFUNDS IT SOLUTIONS GROUP, INC.

/s/ Charles H. Keller
Charles H. Keller
Senior Vice President and Secretary

2

eFUNDS IT SOLUTIONS GROUP, INC.

WRITTEN CONSENT OF THE BOARD OF DIRECTORS

August 7, 2009

The undersigned, being the members of the Board of Directors (the “Board”) of eFUNDS IT SOLUTIONS GROUP, INC., a Delaware corporation (the “Corporation”), hereby consent in writing and adopt the following resolution:

Revoke Dissolution of Corporation

WHEREAS, the Corporation was dissolved on February 25, 2009 and yet certain business items remain active and outstanding with respect to the Corporation and the officers and directors of the Corporation would like to revoke the dissolution of the Corporation;

THEREFORE, BE IT RESOLVED, that the dissolution of the Corporation be revoked and that a Shareholder meeting be called to approve the revocation of the dissolution of the Corporation at its earliest convenience.

IN WITNESS WHEREOF, the Board of Directors has executed this Written Consent effective as of the 7th day of August, 2009.

/s/ Gary A. Norcross	/s/ George P. Scanlon
Gary A. Norcross	George P. Scanlon

/s/ Ronald D. Cook
Ronald D. Cook